[file-stamped as follows: FILED in the Office of the Secretary of State of the State of Nevada, Aug 19, 1998, No. C13981-94,
Dean Heller, Secretary of State]

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                        OF
         D.H. MARKETING & CONSULTING, INC.

     Pursuant to NRS 78.207 and 78.209, the undersigned
President and Secretary of D. H. Marketing & Consulting, Inc.
do hereby certify:

     That the following amendments to the articles of incorporation were unanimously approved by the Board of Directors of said corporation by written consent in lieu of a special meeting of the Board of Directors dated August 18, 1998.

1.   Change of Authorized Capital

     Article VI Section 1 - Capital Stock  - Authorized
Shares is hereby amended to read as follows:

     Section 1. Authorized Shares.   The total number of
     shares which this Corporation is authorized to issue is 100,000,000 shares consisting of Common and Preferred
     Stock as follows:

          (a) After giving effect to a three for one (3 for 1) forward stock split, the total number of shares which this Corporation is authorized to issue is 75,000,000 shares of Common Stock at $.0003 par value per share.

          (b)  The total number of shares of Preferred
               Stock which this Corporation is authorized to issue is 25,000,000 shares at $.001 par value per share, which Preferred Stock may contain special preferences as determined by the Board of Directors of the Corporation, including, but not limited to, the bearing of interest and convertibility into shares of Common Stock of the Corporation.

     This Certificate of Amendment of the Articles of Incorporation may be executed in two or more counterparts.

                         D. H. MARKETING & CONSULTING,
INC.

                         /s/ DAVID D. HAGEN
                         David D. Hagen, President


                         /s/ MICHAEL J. DAILY
                         Michael J. Daily, Secretary

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

STATE OF PENNSYLVANIA    )
                    )ss.
COUNTY OF WAYNE          )

     On the 19th day of August, 1998, personally appeared before me, a Notary Public, David D. Hagen, President of D.H.
Marketing & Consulting, Inc., who acknowledged that he executed the Certificate of Amendment of Articles of Incorporation.

                              /s/ LAURIE J. BISHOP
                              Signature of Notary
(Notary stamp or seal)

[Notarial Seal, Laurie J. Bishop, Notary Public, Berlin Twp.,
Wayne County, My commission expires Feb. 18, 1999, member,
Pennsylvania Association of Notaries]



STATE OF PENNSYLVANIA    )
                    )ss.
COUNTY OF WAYNE          )

     On the 19th day of August, 1998, personally appeared before me, a Notary Public, Michael J. Daily, Secretary of
D.H. Marketing & Consulting, Inc., who acknowledged that he executed the Certificate of Amendment of Articles of Incorporation.

                              /s/ LAURIE J. BISHOP
                              Signature of Notary
(Notary stamp or seal)

[Notarial Seal, Laurie J. Bishop, Notary Public, Berlin Twp.,
Wayne County, My commission expires Feb. 18, 1999, member,
Pennsylvania Association of Notaries]



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